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ATYR PHARMA, INC.

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April 2018

To our stockholders,

I want to thank you for your continued support of our mission at aTyr Pharma.

aTyr Pharma is a clinical-stage biotechnology company engaged in the discovery and clinical development of innovative medicines using its knowledge of tRNA synthetase biology.

Our mission is to translate our understanding of this newly discovered biology into novel first-in-class drug candidate programs for conditions with high unmet medical need.

Proteins derived from histidyl tRNA synthetase are present in human circulation and play an important role in modulating immune responses. We refer to the extracellular functionality of these proteins as the Resokine pathway, to differentiate them their intracellular proteins involved in protein synthesis. We are currently focused on the therapeutic translation of the Resokine pathway and are advancing two programs leveraging this knowledge, the ORCA program and the ATYR1923 program.

Our ORCA program is focused on the development of antibodies to target the Resokine pathway as a potential immuno-therapy for the treatment of cancer. In the second half of last year, we unveiled this preclinical program and subsequently initiated development on a panel of antibodies. In 2018, we expect to present and publish preclinical data in support of our ORCA program at important immunotherapy and cancer conferences.

Our ATYR1923 therapeutic candidate is focused on the development of an engineered Resokine protein as a potential therapy for the treatment of immune-mediated diseases, with early translational research indicating potential utility in interstitial lung diseases. In the fourth quarter of 2017, we initiated our first clinical trial with our ATYR1923 candidate in healthy volunteers. We expect to report top-line results from this study in the second quarter of this year.

We embrace scientific transparency and commitment to research excellence as we chart drug targets from the Resokine family and other human tRNA synthetase genes that we hope will shape a better future of patient care. We are strengthening our mechanistic and translational research to better position ourselves for future clinical development across all of our programs. This research will allow us to better understand how to utilize the Resokine pathway as a therapeutic intervention point for our programs.

2017 was a very productive year and we have a number of insights into this Resokine pathway that we plan to publish in scientific publications and present at conferences this year. We are very excited about our programs as we advance both our ORCA program and our ATYR1923 therapeutic candidate towards meaningful patient trials.

We are committed to delivering on our mission and look forward to updating our stakeholders throughout the year.

Sincerely,

Sanjay S. Shukla, M.D., M.S.

President and Chief Executive Officer